UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(816) 983 - 1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 14, 2015, at the Bank of America Merrill Lynch Transportation Conference, Kansas City Southern (the “Company”) Executive Vice President and Chief Financial Officer, Michael W. Upchurch, will provide a business update. As noted in Mr. Upchurch’s presentation, the Company is withdrawing its 2015 revenue and volume guidance primarily due to the uncertainty around energy-related markets, foreign exchange impacts, and U.S. fuel prices. The Company is reiterating its operating ratio target of low-60s by 2017.

Additionally, the Company’s Board of Directors authorized a share repurchase program of up to $500 million, which management intends to deploy opportunistically. The repurchase program will be funded with currently available liquidity and/or future financing, and reflects the Company’s belief in the strength of the franchise and the future growth prospects.

A copy of Mr. Upchurch’s presentation is attached hereto as Exhibit 99.1. Interested investors not attending the conference may listen to the presentation via a simultaneous webcast on KCS’ website at www.kcsouthern.com. A link to the replay will be available following the event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Presentation, dated May 14, 2015, by Michael W. Upchurch, Executive Vice President and Chief Financial Officer of Kansas City Southern, at the Bank of America Merrill Lynch 2015 Transportation Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 14, 2015	By:	/s/ Adam J. Godderz
	Name:	Adam J. Godderz
	Title:	Associate General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Presentation, dated May 14, 2015, by Michael W. Upchurch, Executive Vice President and Chief Financial Officer of Kansas City Southern, at the Bank of America Merrill Lynch 2015 Transportation Conference